UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.__)

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NYFIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Wall Street
New York, NY 10005

April 28, 2009

Dear NYFIX Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of NYFIX, Inc. The meeting will be held on Monday, June 15, 2009, beginning at 9:00 a.m., Eastern Daylight Time, at Bayard’s, 1 Hanover Square, New York, NY 10004.

Information about the meeting and the matters on which stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a proxy card and postage paid return envelope.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, you are urged to promptly vote your shares by proxy. You may vote electronically using the web site address or toll-free telephone number included on your proxy card. You may also vote by mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the enclosed envelope as soon as possible. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

P. Howard Edelstein
Chief Executive Officer

Lon Gorman
Chairman

100 Wall Street
New York, NY 10005

Notice of 2009 Annual Meeting of Stockholders

TIME AND DATE	9:00 a.m., Eastern Daylight Time, on Monday, June 15, 2009.
PLACE	Bayard’s 1 Hanover Square New York, NY 10004
ITEMS OF BUSINESS	• To elect six directors to our Board of Directors for one-year terms.
• To ratify the appointment of Friedman LLP as our independent auditors for our fiscal year ending December 31, 2009.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 17, 2009.
INSPECTION OF LIST OF STOCKHOLDERS OF RECORD	A list of the stockholders of record as of April 17, 2009 will be available for inspection during ordinary business hours at our offices, 100 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting.
ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 15, 2009. The Proxy Statement and our 2008 Annual Report on Form 10-K are available at www.vfnotice.com/nyfix.

By Order of the Board of Directors

Lon Gorman
Chairman

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by NYFIX, Inc., your company.

i

NYFIX, INC.
100 Wall Street
New York, NY 10005

PROXY STATEMENT

APRIL 28, 2009

GENERAL INFORMATION

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the 2009 annual meeting of stockholders scheduled for Monday, June 15, 2009, at 9:00 a.m., Eastern Daylight Time, at Bayard’s, 1 Hanover Square, New York, NY 10004. We are mailing this proxy statement and the accompanying proxy card to stockholders on or about April 28, 2009. In this proxy statement, we refer to NYFIX, Inc. as “NYFIX,” “we,” “our,” or “us” and the Board of Directors as our “Board.” Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 15, 2009 meeting.

We are furnishing this proxy statement in connection with the solicitation by our Board of proxies from holders of our issued and outstanding shares of Common Stock, par value $0.001 per share (“Common Stock”) and our Series B Voting Convertible Preferred Stock, $1.00 par value per share (the “Series B Preferred”).

Who can vote at the Annual Meeting?

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on April 17, 2009. On that date, there were 38,699,005 shares of Common Stock issued and outstanding and 1,500,000 shares of Series B Preferred issued and outstanding. If you own our Common Stock, you are entitled to one vote for each share of Common Stock you own for each matter to be voted on at the Annual Meeting. If you own our Series B Preferred, you are entitled to ten votes for each share of Series B Preferred you own for each matter to be voted on at the Annual Meeting.

What proposals will be voted on at the meeting?

There are two proposals to be considered and voted on at the meeting:

•	To elect six directors to our Board to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified; and
•	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board recommend I vote?

Our Board unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board; and
•	“FOR” ratification of the selection of Friedman LLP as NYFIX’s independent registered public accounting firm for our fiscal year ending December 31, 2009.

Who is a stockholder of record?

If you hold our Common Stock that is registered in your name on the records of NYFIX, Inc. maintained by our transfer agent, BNY Mellon Shareowner Services, you are a stockholder of record.

If you hold our Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders of record as of April 17, 2009 will be available for inspection during ordinary business hours at our offices located at NYFIX, Inc., 100 Wall Street, New York, NY 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting for a purpose germane to the Annual Meeting, stockholders should contact our Corporate Secretary at +1 (646) 525-3000. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or at the location of the Annual Meeting, must present an acceptable form of photo identification, such as a passport or driver’s license.

How do I vote?

You may submit your proxy with voting instructions in one of four ways:

•	By Internet. The web address and instructions for Internet voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 12, 2009.
•	By Telephone. The toll-free number for telephone voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 12, 2009.
•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Daylight Time, on June 12, 2009.
•	At the Annual Meeting. You can vote your shares in person at the Annual Meeting. See “What do I need to do to attend the Annual Meeting?” below.

If you are a stockholder of record, you may contact our transfer agent, BNY Mellon with any questions regarding voting at our Annual Meeting toll free in the United States at 1 (877) 261-9294. If you hold our Common Stock in street name, you should contact your broker with any questions regarding voting at our Annual Meeting.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport, and proof of your ownership of NYFIX Common Stock as of the close of business on April 17, 2009.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of NYFIX Common Stock as of the close of business on April 17, 2009. Alternatively, in order to vote at the meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must present their photo identification and submit to examination of all packages, handbags and luggage. In addition, please note that Bayard’s, the venue where we are holding our Annual Meeting, strictly enforces a business casual dress code and will deny entry to persons wearing inappropriate attire, such as collarless shirts, jeans or sneakers.

How can I revoke my proxy or substitute a new proxy or change my vote?

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting as described below.

For a Proxy Submitted by Internet or Telephone:

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or
•	Executing and mailing a later-dated proxy card that is received by NYFIX prior to 11:59 p.m., Eastern Daylight Time, on June 12, 2009; or
•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail:

•	Subsequently executing and mailing another proxy card bearing a later date; or
•	Giving written notice of revocation to our Corporate Secretary at 100 Wall Street, New York, NY 10005 that is received by NYFIX prior to 11:59 p.m., Eastern Daylight Time, on June 12, 2009; or
•	Voting in person at the Annual Meeting.

If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of NYFIX’s director nominees; FOR the ratification of the appointment of Friedman LLP as NYFIX’s independent registered public accounting firm for 2009; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

How many votes are required to transact business at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

With respect to the election of directors, you may either vote “for” each nominee or expressly withhold your vote with respect to a nominee. The directors are elected by a plurality of the votes cast by holders of Common Stock, as a separate class, at the Annual Meeting, which means the six director nominees receiving the highest number of votes will be elected. Accordingly, shares not present and shares present but not voted (because such vote is expressly withheld or is simply not cast) will have no effect on the voting outcome with respect to the election of directors.

Ratification of the selection of Friedman LLP as our Independent Registered Public Accounting Firm

Ratification of the appointment of Friedman LLP as our independent registered accounting firm requires the affirmative vote of a majority of the shares of Common Stock and Series B Preferred present or represented and voting as a single class on the proposal at the Annual Meeting. Accordingly, shares not present and shares present but not voted (because of an express abstention or broker non-vote or because such vote is simply not cast) will have no effect on the voting outcome with respect to this proposal.

Broker Non-Votes

Because the election of directors and the ratification of the appointment of Friedman LLP as our independent registered accounting firm are each routine proposals, if you hold your shares in “street name” and do not give your broker or nominee instructions as to how to vote your shares with respect to these proposals, your broker or nominee will have discretionary authority to vote your shares under applicable rules. However, certain brokers will only vote uninstructed shares in the same proportion as all other stockholders vote.

Who pays for the expenses of this proxy solicitation?

We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Board through regular and electronic mail, telephone, fax and personal contact. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Where can I find more information about NYFIX?

We are required to file annual, quarterly and current reports, proxy statements and other reports with the Securities and Exchange Commission (“SEC”). Copies of these filings are available through our Internet website at www.nyfix.com and, in the case of SEC filings, on the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, without charge to any stockholder upon written or oral request to our Investor Relations Department at NYFIX, Inc., 100 Wall Street, New York, NY 10005, +1 (646) 525-3000.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our proxy statement and our Form 10-K are sent to multiple stockholders sharing the same address. If you want to receive separate copies of the proxy statement and our Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ELECTION OF DIRECTORS

Board of Directors

Under our Certificate of Incorporation and Bylaws, only our Board may set the number of directors who may serve on the Board at any time. Our Board currently consists of eight directors, six of whom were elected by the holders of our Common Stock and two of whom were elected by holders of our Series B Preferred (“Series B directors”).

All of our directors will hold one-year terms expiring at our next annual meeting of stockholders. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, our Board consists of Lon Gorman (Chairman), P. Howard Edelstein (Chief Executive Officer and President), Cary Davis, William Janeway, Mitchel Lenson, Michael Passarella, Richard Roberts, and Thomas Wajnert.

2009 Annual Meeting

At our 2009 Annual Meeting, holders of our Common Stock will be asked to elect six directors, named below under “Nominees for Election to the Board of Directors for a Term Expiring in 2010,” to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2010. All of the six nominees to be elected by holders of our Common Stock are current directors of NYFIX, having been elected at the 2008 annual meeting of stockholders on June 17, 2008. All of the nominees have been recommended for re-election by our Corporate Governance and Nominating Committee and approved and nominated for re-election by our Board. All nominees have agreed to serve on the Board if they are elected. If any nominee is unable to stand for election at the Annual Meeting, proxies will be voted in favor of such other person or persons who are recommended by the Corporate Governance and Nominating Committee and designated by our Board.

In addition, our current Series B directors, Cary J. Davis and William H. Janeway, are expected to be reelected by the holders of our Series B preferred. Holders of our Common Stock are not entitled to vote with respect to these directors.

Our Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, and in accordance with our Corporate Governance Guidelines, that all of our director nominees are “independent” within the meaning of the rules of the NASDAQ Capital Market (“Nasdaq”), with the exception of Mr. Gorman, our Chairman, and Mr. Edelstein, our Chief Executive Officer and President. For more information on our Board’s independence determination, see “Corporate Governance — Director Independence.”

If you sign the enclosed proxy card and return it to NYFIX or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted in favor of our six director nominees, for one-year terms expiring at the annual meeting of stockholders to be held in 2010, unless you specifically indicate that you are withholding authority to vote for one or more of those nominees.

Nominees for Election to the Board of Directors for a Term Expiring in 2010

The following table sets forth the names of the nominees and certain information about them (including their terms of service):

Name	Age	Director Since	Experience
Lon Gorman	60	September 2005 Chairman of the Board since September 2006	Mr. Gorman is the retired Vice Chairman of The Charles Schwab Corporation, a holding company whose subsidiaries engage in securities brokerage and financial services. Mr. Gorman served as Vice Chairman of The Charles Schwab Corporation from July 1999 until November 2004, and served as President of Charles Schwab Institutional and Asset Management and President of Schwab Capital Markets L.P.
P. Howard Edelstein	54	October 2006	Mr. Edelstein has served as NYFIX’s President and Chief Executive Officer since September 2006. Mr. Edelstein served as an entrepreneur-in-residence at Warburg Pincus & Co. from January 2006 through September 2006. Mr. Edelstein was President, Chief Executive Officer and a director of Radianz Corp., a financial services extranet company, from July 2003 to December 2005. From January 2002 until July 2003, Mr. Edelstein was an entrepreneur-in-residence with Warburg Pincus & Co. From June 1993 to April 2001, Mr. Edelstein served as President and Chief Executive Officer of Thomson Financial ESG, which he founded and which later merged with the Depository Trust & Clearing Corp.’s TradeSuite business to create Omgeo, an industry utility for straight-through processing.
Mitchel A. Lenson	54	December 2007	Since October 1, 2007, Mr. Lenson has been a partner in Olivant Advisers Limited, a private equity firm. From September 2000 to December 2004, Mr. Lenson was employed by Deutsche Bank as Chief Information Officer, initially responsible for Technology and Operations in the Corporate and Investment Bank. Over the period of time he worked at Deutsch Bank, Mr. Lenson had roles of increasing responsibility, and for his last two years, he was Group Chief Information Officer. From January 2005 to December 2005, he served in a part-time advisory role to the Chief Operating Officer and Chief Executive Officer of Deutsche Bank before retiring in December 2005.

Name	Age	Director Since	Experience
Michael J. Passarella	67	October 2007	Mr. Passarella was an audit partner at PricewaterhouseCoopers LLP from 1975 until his retirement in 2002. He served as the managing partner of that firm’s securities industry practice from 1983 to 1998 and was the capital markets industry global audit leader from 1998 to 2001.
Richard Y. Roberts	57	September 2005	Mr. Roberts has operated Roberts, Raheb & Gradler LLC, a consulting firm, since February 2006 and is a partner in the law firm of Roberts & Associates. From 1996 to February 2006, Mr. Roberts was a partner with the law firm Thelen Reid Brown Raysman & Steiner LLP. From 1990 to 1995, Mr. Roberts served as a Commissioner of the SEC.
Thomas C. Wajnert	64	October 2004 Lead Director since November 2005	Mr. Wajnert is self employed and provides advisory services within the financial services industry. He currently serves as a Senior Advisor to Irving Place Capital Partners. Mr. Wajnert was Managing Director of Fairview Advisors, LLC, a merchant bank, from January 2002 to July 2006. Mr. Wajnert retired as Chairman of the Board and Chief Executive Officer of AT&T Capital Corporation, a commercial finance and leasing company, where he was employed from November 1984 until December 1997.

Series B Directors

Cary J. Davis, 42, has served as a director since October 2006. Mr. Davis is a Managing Director of Warburg Pincus LLC and a partner of Warburg Pincus & Co. and is responsible for investments in software and financial technology companies. Mr. Davis was designated to serve as a director at the company by Warburg Pincus Private Equity IX, L.P., the holder of all the outstanding Series B Preferred.

William H. Janeway, 65, has served as a director since October 2006. Mr. Janeway is a partner of Warburg Pincus & Co. and a member and Senior Advisor of Warburg Pincus LLC. Mr. Janeway was designated to serve as a director by Warburg Pincus Private Equity IX, L.P., the holder of all the outstanding Series B Preferred.

Other Public Company Directorships/Committee Appointments

In addition to serving on our Board, our directors currently serve on the boards of the following public companies:

Name	Other Public Company Directorships	Stock Exchange	Committee Appointments
Cary J. Davis	None
P. Howard Edelstein	SkillSoft PLC	NASDAQ	None
	Ness Technologies Inc.	NASDAQ	Compensation Committee
Lon Gorman	NASDAQ OMX Group, Inc.	NASDAQ	Audit Committee Compensation Committee Governance Committee
William H. Janeway	Nuance Communications, Inc.	NASDAQ	None
Mitchel A. Lenson	None
Michael J. Passarella	Unum Group	NYSE	Chairman of the Audit Committee Finance Committee
Richard Y. Roberts	Triplecrown Acquisition Corp.	NYSE Amex	None
	Victory Acquisition Corporation	NYSE Amex	Audit Committee
Thomas C. Wajnert	Reynolds American, Inc.	NYSE	Chairman of the Audit Committee Corporate Governance Committee Lead Director
	United Dominion Realty	NYSE	Chairman of the Audit Committee Corporate Governance Committee

AREAS OF EXPERTISE

In identifying and nominating directors, our Corporate Governance and Nominating Committee is focused on creating a diverse pool of talented individuals with skills and experience in areas considered essential for our Board. Our current Board members have skill and experience in the following critical areas:

Skills/Experience Description	Directors
Managing/Leading Growth — Senior executive experience driving strategic insight and direction to encourage innovation and conceptualize key trends to continuously challenge the organization to sharpen its vision while achieving significant organic growth.	P. Howard Edelstein, Lon Gorman, Mitchel Lenson, Thomas C. Wajnert
CEO/Senior Officer — Experience working as a CEO or senior officer for a major organization.	P. Howard Edelstein, Lon Gorman, Thomas C. Wajnert
Compensation — Senior executive experience or board compensation committee participation with a thorough understanding of compensation, benefit and pension programs, legislation and agreements. This includes specific expertise in executive compensation programs including base pay, incentives, equity and perquisites.	P. Howard Edelstein, Lon Gorman, Michael J. Passarella
Technology — Senior executive experience in the technology industry combined with a strong knowledge of NYFIX’s strategy, markets, competitors, financials, operational issues and regulatory concerns.	Cary J. Davis, P. Howard Edelstein, William H. Janeway, Mitchel A. Lenson
Financial Acumen — Senior executive experience in financial accounting and reporting, and corporate finance, especially with respect to debt and equity markets. Familiarity with internal financial controls.	Lon Gorman, Michael J. Passarella, Richard Y. Roberts, Thomas C. Wajnert
Financial Services — Senior executive experience in the financial services industry combined with a strong knowledge of NYFIX’s strategy, markets, competitors, financials, operational issues, regulatory concerns and technology.	P. Howard Edelstein, Lon Gorman, William H. Janeway, Mitchel A. Lenson, Michael Passarella, Thomas C. Wajnert

Board Recommendation

Our Board unanimously recommends you vote FOR the election of each of the nominees listed above to the Board.

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews and makes recommendations to our Board regarding director compensation. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. to advise the Committee on our director compensation program generally. Directors who are also our employees do not receive any additional compensation for their services as such. The following is a schedule of our cash compensation program for our non-employee directors:

Schedule of 2008 Director Fees

Compensation Item	Amount
Annual retainers
Board member	$25,000
Board Chair	150,000
Lead Director	25,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Corporate Governance and Nominating Committee Chair	5,000
Per meeting fees
Board	1,500
Committee	1,500

In February 2008, the Compensation Committee granted options to each of our non-employee directors other than the Chairman, who received a special option grant for his service as Chairman in 2007 but no additional equity thereafter. The participating non-employee directors received a stock option grant covering shares of common stock having an approximate Black-Scholes fair value (determined on the date prior to grant) of $45,000, at an exercise price equal to fair market value on the date of grant. These options vest one-third on June 6, 2008 and two-thirds on June 6, 2009, subject to continued service on the vesting date and to acceleration in full upon a change in control of NYFIX.

The non-employee directors also each received a restricted stock unit (“RSU”) award in February 2008 covering shares of common stock having a value (based on the fair market value of the common stock on the date prior to grant) of $45,000, The RSUs vest one-third on June 6, 2008 and two-thirds on June 6, 2009, subject to continued service on the vesting date and to acceleration in full upon a change in control of NYFIX.

Total director compensation during the year ended December 31, 2008 is shown in the table below.

Name	Fees Earned or Paid in Cash(1) ($)		Restricted Stock Awards(2) ($)		Stock Option Awards(2) ($)		Total Compensation ($)
Cary Davis	$87,750		$31,915	(3)	$31,915	(4)	$151,580
Lon Gorman	$200,500	(5)	—		$250,575	(6)	$451,075
William Janeway	$50,750		$31,915	(3)	$31,915	(4)	$114,580
Mitchel Lenson	$70,000	(5)	$31,915	(3)	$31,915	(4)	$133,830
William Lynch	$49,500		$15,000	(7)	$15,000	(8)	$79,500
Michael Passarella	$93,250	(5)	$31,915	(3)	$31,915	(4)	$157,080
Richard Roberts	$80,250	(5)	$31,915	(3)	$31,915	(4)	$144,080
Thomas Wajnert	$126,250	(5)	$31,915	(3)	$31,915	(9)	$190,080

(1)	Includes director fees earned in 2008 (including 2008 Board and committee annual fees paid in 2007 and fourth quarter meeting fees paid in 2009). Does not include fees earned in 2007 and paid in 2008.

(2)	Represents the stock-based compensation expense amounts recognized for financial statement reporting purposes under Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123R”), rather than an amount paid to or realized by the named directors. There can be no assurance that the SFAS 123(R) amounts will ever be realized.
(3)	At December 31, 2008, the director held 7,792 unvested RSUs. On February 6, 2008, 11,688 RSUs were granted with a fair value of $3.85 per share, of which 3,896 units vested on June 6, 2008, and 7,792 units will vest on June 6, 2009 if the director continues to serve in such capacity at that time.
(4)	At December 31, 2008, the director held options to purchase 19,481 shares of Common Stock. On February 6, 2008, options to purchase 19,481 shares of Common Stock were granted with a fair value of $2.31 per share, of which 6,494 options vested on June 6, 2008, and 12,987 options will vest on June 6, 2009 if the director continues to serve in such capacity at that time.
(5)	Includes fees for two meetings of a special committee formed by our Board in December 2008 for the purpose of analyzing market opportunities.
(6)	At December 31, 2008, Mr. Gorman held options to purchase 350,000 shares of Common Stock, of which 87,504 shares vested in 2008 and 109,376 shares vested prior to 2008. All of Mr. Gorman’s options were granted prior to 2008.
(7)	On February 6, 2008, 11,688 RSUs were granted with a fair value of $3.85 per share, of which 3,896 units vested on June 6, 2008. Mr. Lynch relinquished his board seat effective June 17, 2008. The remaining units were cancelled upon the termination of his position.
(8)	On February 6, 2008, options to purchase 19,481 shares of Common Stock were granted with a fair value of $2.31 per share, of which 6,494 options vested on June 6, 2008. Mr. Lynch relinquished his board seat effective June 17, 2008. The options were not exercised, and were therefore cancelled, pursuant to Mr. Lynch’s agreement, on the 90th day following termination of his service as director.
(9)	At December 31, 2008, Mr. Wajnert held options to purchase 89,481 shares of Common Stock. On February 6, 2008, options to purchase 19,481 shares of Common Stock were granted with a fair value of $2.31 per share, of which 6,494 options vested on June 6, 2008 and 12,987 options will vest on June 6, 2009 if Mr. Wajnert continues to serve as a director at that time. At December 31, 2008, Mr. Wajnert also held 70,000 options that vested prior to 2008.

All options and RSUs described in the above footnotes accelerate in full upon a change in control of NYFIX.

REPORT OF THE AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of NYFIX’s financial statements and the financial reporting process.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management and Friedman LLP, our independent registered public accounting firm, the overall scope and plans for our audits. The Audit Committee met with Friedman LLP, with and without management present, to discuss our audit, our consolidated financial statements for the fiscal year ended December 31, 2008 and our internal control over financial reporting. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of NYFIX’s internal control over financial reporting and Friedman LLP’s report on the effectiveness of our internal control over financial reporting.

The Audit Committee has also received from, and discussed with, Friedman LLP the written disclosures that Friedman LLP is required to provide to the Audit Committee by the Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee also discussed with Friedman LLP its independence from management and the company, including the matters in the written disclosures under the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence. Friedman LLP performed only audit and audited-related services for NYFIX during 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of NYFIX be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

By the Audit Committee of the Board of Directors:

Michael J. Passarella, Chairman
Richard Y. Roberts
Thomas C. Wajnert

Ratification and Selection of Friedman LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Accordingly, the Audit Committee has approved the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting. A representative of Friedman LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the selection of Friedman LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Friedman LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Board Recommendation

Our Board unanimously recommends a vote FOR ratification of the appointment of Friedman LLP as our independent auditors for our fiscal year ending December 31, 2009. Unless a contrary choice is specified, your proxy will be voted FOR ratification of the appointment.

Pre-approval Process

The Audit Committee has adopted a formal policy, consistent with its written charter, which requires its approval in advance for any audit, audit-related, tax and other services to be performed for us by our independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee annually pre-approves all recurring audit and audit-related services expected to be performed by our independent registered public accounting firm during the fiscal year.

Unless a service to be provided by the independent registered public accounting firm falls within a type of approved service, it requires separate pre-approval by the Audit Committee. Any proposed services that exceed pre-approved fee levels require additional pre-approval by the Audit Committee.

The Audit Committee is informed on a timely basis, and in any event by the next scheduled meeting, of all services rendered by the independent registered public accounting firm and the related fees.

As provided by the policy, the Audit Committee may delegate to its Chairman the authority to approve in advance any audit, audit-related, tax and other services and the associated fees to be performed by the independent registered public accounting firm. In the event that the Chairman pre-approves any service and fees, he reports such decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Friedman LLP

The following table shows information about fees paid by NYFIX and its consolidated subsidiaries to Friedman LLP for the periods indicated:

	2008	Percent of 2008 Services Approved by Audit Committee	2007	Percent of 2007 Services Approved by Audit Committee
Audit fees	$500,000	100%	$500,000	100%
Audit-related fees	$40,095	100%	$48,487	100%
Tax fees	$0	—	$0	—
All other fees	$0	—	$0	—

Audit Fees:  Includes fees for audit services for our annual consolidated financial statements included in our Annual Reports on Form 10-K and the review of interim financial statements included in our quarterly reports on Form 10-Q. Audit services also include the audit of the effectiveness of our internal control over financial reporting and statutory audits of certain U.S. subsidiaries that were provided in connection with required regulatory filings.

Audit-Related Fees:  Consists of fees for the audit of our 401(k) plan.

Tax Fees:  There were no fees in this category for 2008 and 2007.

All Other Fees:  There were no fees in this category for 2008 and 2007.

CORPORATE GOVERNANCE

Overview

We have created a governance structure that we believe reflects the highest standards of independence, oversight and transparency. Our Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, committee charters and practices from time to time. Our Board has adopted charters of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategic Investment Committee, as well as our Corporate Governance Board Guidelines. Each of these documents is available on our website at www.nyfix.com/about/governance and available in hard copy to any stockholder upon request.

In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, chief executive officer (“CEO”) and chief financial officer (“CFO”), as well as to all other employees, which is also available on our website at www.nyfix.com/about/governance and available in hard copy to any stockholder upon request. Any amendment to our Code of Business Conduct and Ethics and any waiver applicable to our directors, principal executive officer or principal financial and accounting officer will be posted on our website within the time period required by the SEC.

Board Independence

Our Common Stock is listed on Nasdaq, the listing standards of which require that a majority of the members of our Board be independent. In order to qualify as independent under these rules, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from independence. These categories prohibit independence for:

•	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of our company;
•	a director who accepted, or who has a family member who accepted, certain compensation from us (excluding certain compensation such as director’s fees) in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence;
•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
•	a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, certain payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;
•	a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers serve on the compensation committee of such other entity; or
•	a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

In addition, no director qualifies as independent unless our Board affirmatively determines that the director has no direct or indirect relationship with our company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, our Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. Our Board’s inquiry extended to both direct and indirect relationships with our company.

Based upon detailed written submissions by each director and as recommended by our Corporate Governance and Nominating Committee, our Board has determined that all of our current directors are independent, other than Messrs. Gorman and Edelstein. In addition, there were no relationships or transactions considered by our Board with respect to our independent directors, other than as below, which the Board deemed immaterial.

Richard Y. Roberts has served as a director since October 2005. During January and February of 2006, Mr. Roberts was a partner with Thelen Reid & Priest LLP (“Thelen”). We paid Thelen an aggregate of approximately $227,000 for legal services and related expenses provided by Thelen to us during 2006. Following his departure from Thelen, Mr. Roberts practiced law as Richard Y. Roberts, Attorney at Law, and as a partner in a successor firm, Roberts & Associates (jointly, the “Roberts Law Firm”). During 2006, the Roberts Law Firm provided us with legal services for which we were charged approximately $74,000. Our Board and the Corporate Governance and Nominating Committee reviewed the provision of legal services by Mr. Roberts and the law firms with which he was associated but did not deem this relationship to preclude a finding of independence.

Our Board also considered the fact that Messrs. Davis and Janeway, our Series B Preferred directors, were elected by Warburg Pincus Private Equity IX, L.P., the entity that owns 100% of our Series B Preferred shares, and that both Messrs. Davis and Janeway are partners in Warburg Pincus & Co., but did not deem this relationship to preclude a finding of independence with respect to those directors.

Mr. Edelstein is deemed not to be independent because he is the Chief Executive Officer of NYFIX. Mr. Gorman is not deemed to be independent as a result of an agreement between us and Mr. Gorman that expanded Mr. Gorman’s duties as Chairman as of October 2007 in return for additional compensation. In his expanded role, Mr. Gorman provides our CEO with advice on strategic transactions and on a broad array of issues to enhance and increase stockholders’ long-term value. On average, Mr. Gorman dedicates one day per week to NYFIX activities.

Board Meetings and Committees

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board and any committees on which the director serves. In addition, our policy is that all directors and nominees should attend annual meetings of stockholders. All of our current directors attended our 2008 Annual Meeting of Stockholders, other than Mr. Janeway and Mr. Passarella.

Our Board has established four standing committees, which are described below. Our Board and committees may hire outside experts to assist them when necessary.

The table below shows our current standing committee membership:

	Audit Committee	Compensation Committee	Strategic Investment Committee	Corporate Governance and Nominating Committee
Cary J. Davis		Chair	X
P. Howard Edelstein
Lon Gorman			Chair
William H. Janeway				X
Mitchel A. Lenson		X	X	X
Michael J. Passarella	Chair	X
Richard Y. Roberts	X			Chair
Thomas C. Wajnert	X	X	X	X

During 2008, the Board met thirteen times; the Audit Committee met ten times; the Compensation Committee met sixteen times; the Corporate Governance and Nominating Committee met six times; and the Strategic Investment Committee met three times. All of our directors, other than Mr. Janeway, attended at least 75% of the aggregate of the total number of meetings of the Board and committees on which they served held in 2008.

Meeting Attendance

	Board Meetings	Attended	Committee Meetings	Attended
Cary J. Davis	13 of 13	100%	18 of 19	95%
P. Howard Edelstein	13 of 13	100%	—	—
Lon Gorman	12 of 13	92%	5 of 5	100%
William H. Janeway	9 of 13	69%	4 of 6	67%
Mitchel A. Lenson	13 of 13	100%	22 of 24	92%
Michael J. Passarella	11 of 13	85%	27 of 28	96%
Richard Y. Roberts	13 of 13	100%	18 of 18	100%
Thomas C. Wajnert	12 of 13	92%	28 of 28	100%

The primary responsibilities of our four standing committees are described below.

Committee	Primary Responsibilities
Audit

•

Appoints, oversees the work of, evaluates the qualifications, performance and independence of, determines compensation for, and where appropriate, terminates, replaces, or rotates, the independent registered public accounting firm.

•

Reviews and pre-approves, to the extent required by applicable laws and regulations, the scope and general extent of the independent registered public accounting firm’s services, the significant audit procedures and the estimated audit fees.

• Reviews the independent registered public accounting firm’s reports and the internal auditor’s reports.
• Assesses the effectiveness of the internal audit function.
• Reviews and discusses with management and the independent registered public accounting firm the consolidated financial statements and their preparation, and the adequacy of our internal controls.
Compensation	• Assists the Board in discharging and performing the duties and responsibilities of the Board with respect to management compensation, including the assessment and compensation of the CEO.
• Reviews and makes recommendations to the Board regarding the compensation of non-executive directors and the CEO.
• Reviews and approves the compensation of senior officers who report directly to the CEO.
• Review the compensation of other employees generally.
• Assesses compensation arrangements, plans, policies and programs, including benefit and welfare plans and programs.

Committee	Primary Responsibilities
• Assesses organizational systems and plans, including those relating to management development and succession planning.
• Reviews and approves employment agreements, severance arrangements or change in control agreements.
• Reviews and discusses the CD&A section in the proxy statement.
Corporate Governance and Nominating	• Identifies and recommends candidates for election to the Board.
• Reviews with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board.

•

Receives and reviews recommendations from stockholders or the public in considering candidates for Board membership and annually reviews and recommends to the Board the candidate nomination policy related to such public nomination.

• Makes recommendations to the Board with respect to the determination of director independence.
• Recommends to the Board committee chairman and membership appointments.
• Reviews and recommends to the Board improvements in corporate governance policies and practices, including our Corporate Governance Guidelines and the Code of Business Conduct and Ethics.
• Establishes the appropriate process for and oversees the self-assessment of the Board, and oversees the evaluation of management.
Strategic Investment Committee	• Assesses significant investment opportunities and monitors the progress of special initiatives.

Audit Committee

The Audit Committee is composed of three independent directors. Our Board has determined that each member of the Audit Committee satisfies the Audit Committee qualifications under the NASDAQ Marketplace Rules and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of the Audit Committee is also an “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is composed of four independent directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of NYFIX or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of four independent directors.

Strategic Investment Committee

The Strategic Investment Committee is composed of four directors.

Changes in Committee Membership in 2008

Mr. William Lynch, who did not stand for re-election at our June 2008 Annual Meeting of Stockholders, resigned from the Compensation Committee, Corporate Governance and Nominating Committee and Strategic Investment Committee in June 2008. Mr. Lenson joined the Strategic Investment Committee in June 2008 and Mr. Wajnert joined the Compensation Committee in June 2008.

Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board and Other Directors

NYFIX has adopted a whistleblower policy to enable any employee who has a good-faith complaint regarding our accounting, internal accounting controls or auditing matters to communicate that complaint directly to the Audit Committee, and to enable anyone who has a concern about our company to communicate that concern directly to the Chairman of the Board. Such communications may be made on a confidential or anonymous basis and may be emailed, submitted in writing or reported by phone. Employees with complaints regarding accounting matters may report them to the NYFIX General Counsel, Annemarie Tierney, by mail to NYFIX, 100 Wall Street, New York, NY 10005 or by email to generalcounsel@nyfix.com, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (1 (888) 414-0912). Anyone wishing to communicate concerns to the Chairman of the Board, Lon Gorman, may mail him at the foregoing address or email him at chairman@nyfix.com or, alternatively, may forward their concerns through the General Counsel or EthicsPoint.

Stockholder Proposals for 2010 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials that we will distribute in connection with our 2010 annual meeting must submit their proposals to our Corporate Secretary, NYFIX, Inc., 100 Wall Street, New York, NY 10005 no later than December 29, 2009. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, stockholders who wish to present proposals for inclusion in our 2010 proxy materials must submit their proposals to our Corporate Secretary a reasonable time before we begin to print and send our proxy materials for the 2010 Annual Meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, stockholders must give timely notice of the proposal to our Corporate Secretary by delivering such notice be delivered to our Corporate Secretary not later than 90 days prior to, and not earlier than 120 days prior to, the one-year anniversary date of this year’s Annual Meeting. In the event that the date of next year’s annual meeting is more than 30 days before or after the anniversary date, to be timely, notice by the stockholder must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to the annual meeting or 10 days following the day on which we first make a public announcement of the meeting date.

Director Nominations

In accordance with our Bylaws, in order to be properly brought before the 2010 annual meeting, a stockholder’s nomination of a candidate for the Board must be delivered to the attention of the Corporate Secretary, NYFIX, Inc., 100 Wall Street, New York, NY 10005 no later than 90 days prior to the one year anniversary date of this year’s Annual Meeting and no earlier than 120 days prior to the one year anniversary date of this year’s Annual Meeting. In the event that the date of next year’s annual meeting is more than 30 days before or after the anniversary date, to be timely, a stockholder nomination must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to the annual meeting or 10 days following the day on which we first make a public announcement of the meeting date.

Our Corporate Governance and Nominating Committee will evaluate candidates proposed by stockholders using the same criteria as for other candidates. Once the Corporate Governance and Nominating Committee has identified a prospective nominee, it considers such relevant factors as it deems appropriate, including the current composition of our Board, the balance of management and independent directors, the need for diverse expertise and the evaluations of other prospective nominees in determining who to recommend to the Board as nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock and Series B Preferred as of March 31, 2009 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock or Series B Preferred, as the case may be (based solely upon the amounts and percentages contained in public filings made by such persons with the SEC under the Exchange Act);
•	each of our directors;
•	each of our Named Executives (as defined under “Compensation Discussion and Analysis”); and
•	our directors and executive officers as a group.

The amounts set forth in the table as beneficially owned by the persons indicated include shares which may be acquired by such persons within 60 days after March 31, 2009. In computing the percentage ownership of each person, the number of outstanding shares of Common Stock includes, in addition to the 38,698,005 shares outstanding as of March 31, 2009, any shares that person may acquire within 60 days after March 31, 2009. Those shares are not considered outstanding, however, for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock or Series B Preferred beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock			Series B Preferred
	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Named Executive Officers
P. Howard Edelstein	1,758,388	(2)	4.37%	0		—
Steven R. Vigliotti	174,514	(3)	*	0		—
Donald Henderson	168,514	(3)	*	0		—
Robert Moitoso	167,514	(3)	*	0		—
C. Thomas Richardson	133,749	(4)	*	0		—
Other Directors and Director Nominees
Lon Gorman	233,340	(5)	*	0		—
Cary Davis 466 Lexington Ave New York, NY 10017	21,110,617	(6)(7)(8)	37.73%	1,500,000	(8)(9)	100%
William Janeway 466 Lexington Ave New York, NY 10017	21,110,617	(7)(8)(10)	37.73%	1,500,000	(8)(9)	100%
Mitchel Lenson	10,390	(11)	*	0		—
Michael Passarella	10,390	(11)	*	0		—
Richard Roberts	51,390	(11)	*	0		—
Thomas Wajnert	80,390	(12)	*	0		—
All Directors and Executive Officers as a Group (13 Persons)	23,965,837	(6)(8)(10)(15)	40.99%	1,500,000	(6)(8)(9)(11)	100%

Name and Address of Beneficial Owner	Common Stock			Series B Preferred
	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Other Beneficial Owners of More Than 5% of Common Stock
Warburg Pincus Private Equity IX, LP 466 Lexington Ave New York, NY 10017	21,100,227	(13)	37.71%	1,500,000	(13)	100%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,794,906	(14)	7.22%	0

*	Less than 1%.
(1)	Based on 38,698,005 shares of Common Stock issued and outstanding as of March 31, 2009. In addition, where options, RSUs or warrants are included in the numerator, the same number of options, RSUs or warrants is included in the denominator.
(2)	Includes 1,546,388 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009 based upon company records and Section 16 filings.
(3)	Includes 162,514 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009 based upon company records and Section 16 filings.
(4)	Includes 93,749 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009 based upon company records and Section 16 filings.
(5)	Represents 233,340 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009 based upon company records and Section 16 filings.
(6)	Mr. Davis, who became a director of our company on October 12, 2006, is a partner of Warburg Pincus & Co. and a member and Managing Director of Warburg Pincus LLC. As such, Mr. Davis may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by Warburg Pincus Private Equity IX, L.P. See Note 8 below. Mr. Davis disclaims beneficial ownership of such securities, except to the extent of any indirect pecuniary interest therein. Mr. Davis does not directly own any shares of Series B Preferred.
(7)	Based on Company records and the Form 13D/A filed January 5, 2009 by Warburg Pincus LLC, includes (i) 3,850,227 shares of Common Stock, (ii) warrants to purchase 2,250,000 shares of Common Stock, and (iii) 1,500,000 shares of Series B Preferred convertible into 15,000,000 shares of Common Stock, in each case owned by Warburg Pincus Private Equity IX, L.P. Based upon company records and Section 16 filings, also includes 3,896 shares of Common Stock and 6,494 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009, held by the director in his individual capacity.
(8)	Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”) is the direct record owner of 3,850,227 shares of Common Stock, 1,500,000 shares of Series B Preferred, which are convertible into 15,000,000 shares of Common Stock, and a warrant for the purchase of 2,250,000 shares of Common Stock. The sole general partner of WP IX is Warburg Pincus IX, LLC, a New York limited liability company (“WP IX LLC”); Warburg Pincus Partners, LLC, a New York limited liability company (“WPP LLC”), is the sole member of WP IX LLC; Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC; Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX; and Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye and Mr. Landy

may be deemed to be the beneficial owners of any securities that may be deemed to be beneficially owned by WP IX. Each of WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye and Mr. Landy all disclaim beneficial ownership of all shares of the Common Stock and Series B Preferred, except to the extent of any indirect pecuniary interest therein.
(9)	Represents 1,500,000 shares of Series B Preferred convertible into 15,000,000 shares of Common Stock.
(10)	Mr. Janeway, who became a director of our company on October 12, 2006, is a partner of WP (as defined above in Note 8) and a member and Senior Advisor of WP LLC (as defined above in Note 8). As such, Mr. Janeway may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by WP IX (as defined above in Note 8). See Note 8 above. Mr. Janeway disclaims beneficial ownership of such securities, except to the extent of any indirect pecuniary interest therein. Mr. Janeway does not directly own any shares of Series B Preferred.
(11)	Includes 6,494 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009 based upon company records and Section 16 filings.
(12)	Includes 76,494 shares of Common Stock underlying options exercisable within 60 days after March 31, 2009 based upon company records and Section 16 filings.
(13)	Includes holdings of WP IX imputed to Messrs. Davis and Janeway; see Notes 6, 7, 8, 9 and 10.
(14)	Based upon the Form 13G/A filed by Wellington Management Company LLP on February 17, 2009. Includes 2,523,056 shares with shared voting power and 2,728,006 shares with shared dispositive power.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding our equity compensation plans at December 31, 2008:

Plan Category:	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Listed in Column (a)) (c)
Equity compensation plans approved by security holders(1)(2)
Options	10,387,492	$5.16
Restricted Stock Units	975,389	n/a
Subtotal	11,362,881	$5.16	1,720,631
Equity compensation plans not approved by security holders(3)
Options	176,077	$11.16
Restricted Stock	—	n/a
Subtotal	176,077	$11.16
Total	11,538,958	$5.26	1,720,631

(1)	Consists of rights to purchase shares as follows:

	Options	Restricted Stock Units	Total
2007 Omnibus Equity Compensation Plan	7,255,793	975,389	8,231,182
2001 Stock Option Plan	2,822,049		2,822,049
1991 Stock Option Plan	309,650		309,650
Total	10,387,492	975,389	11,362,881
(2)	Based on the findings of our internal review of stock option grant practices, certain stock option grants, as described further in Notes 9 and 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, may be considered outside certain plans approved by security holders. At this time, no final determinations on this have been made.
(3)	Consists of (i) stock options outstanding to purchase 131,077 shares of our common stock under the Javelin 1999 Stock Option Plan, which was assumed as part of the acquisition of Javelin on March 31, 2002, and (ii) stock options outstanding to purchase 45,000 shares of our common stock that were granted under the 1991 Stock Option Plan after its expiration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers and directors of our company, and persons who are beneficial owners of more than ten percent of a registered class of our outstanding common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of these reports furnished to us and the written representations that no other reports were required, during 2008 all Section 16(a) filing requirements applicable to our executive officers and directors were complied with.

EXECUTIVE OFFICERS

Set forth below are the name, age and position of each of our executive officers as of April 28, 2009.

Name	Age	Position
P. Howard Edelstein	55	President, Chief Executive Officer and Director
Steven R. Vigliotti	42	Chief Financial Officer
Donald P. Henderson	45	Chief Technology Officer
Robert Moitoso	44	Head of Global FIX Services
C. Thomas Richardson	45	Head of Global Transaction Services
Annemarie Tierney	45	General Counsel and Corporate Secretary

There are no family relationships among any of our named executive officers or directors.

The following is some background information for each of our current executive officers (including present principal occupation or employment, and material occupations, positions, offices or employments for at least the past five years). The information for P. Howard Edelstein is included above in the section “Election of Directors — Nominees for Election to the Board of Directors for a Term Expiring in 2010.”

Steven R. Vigliotti has served as Chief Financial Officer since January 2006. Mr. Vigliotti served as the Chief Financial Officer of Maxcor Financial Group Inc. (“Maxcor”) from November 2001 until May 2005, and as Treasurer of that company from December 1998, until May 2005, when Maxcor (a former Nasdaq-listed company) was sold. Mr. Vigliotti was employed by Maxcor until August 2005. Mr. Vigliotti also served as the Chief Financial Officer of Euro Brokers, a wholly-owned subsidiary of Maxcor, from May 1998 until May 2005, and as the Chief Financial Officer of a number of Euro Brokers’ subsidiaries from July 1998 until May 2005.

Donald P. Henderson has served as Chief Technology Officer since May 2006 and as an executive officer since May 15, 2007. From January 2005 to May 2006, Mr. Henderson was the head of the consulting planning practice and business development for information technology consultant RipTyde Partners, LLC. From March 1993 to August 2004, Mr. Henderson held a number of technology-related positions at Bear Stearns & Co. Inc., rising to the level of Co-Chief Technology Officer and head of the infrastructure technology planning group. During his tenure at Bear Stearns, he headed the design and migration planning of the information technology infrastructure for the firm’s new corporate headquarters.

Robert Moitoso has served as Global Head of the FIX Division since January 2007 and as an executive officer since December 2008. From 1987 to 2007, Mr. Moitoso held a number of positions with Thomson Financial, rising to serve as the Head of the AutEx Division which included the Order Routing and IOI businesses of Thomson, where he built the AutEx BlockDATA business, and successfully launched and expanded the AutEx Division businesses into Europe and Asia.

C. Thomas Richardson has served as Global Head of Transaction Services since September 2008 and as an executive officer since December 2008. From January 2008 to September 2008, Mr. Richardson served as a consultant to NYFIX, Inc., while simultaneously winding down his duties at the Boston Stock Exchange. From November 2006 to August 2008, he was the Executive Vice President of the Boston Stock Exchange (BSE) and President of the Boston Equities Exchange (BEX). While at the BSE, he was responsible for Corporate Strategy, which included managing the sale of the companies to NASDAQ. From July 1994 to November 2006, Mr. Richardson held a number of positions with Citigroup, rising to Managing Director of U.S. Equities.

Annemarie Tierney has served as General Counsel and Corporate Secretary and as an executive officer since January 2008. From July 2002 to January 2008, Ms. Tierney was Assistant General Counsel in the Office of the General Counsel of NYSE Euronext, where she had primary responsibility for NYSE Euronext’s SEC and AMF reporting function. Ms. Tierney also acted as counsel to the NYSE Global Listings Group, with particular responsibility for corporate governance and quantitative listing standards. From 1996 to 2002, Ms. Tierney was a Senior Associate in the corporate finance practice group of Skadden, Arps, Slate, Meagher & Flom LLP, London and New York.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We believe that highly talented, dedicated and results-oriented executives are critical to our growth and long-term success. Our executive compensation policies, as designed and implemented by our Compensation Committee, are structured to attract and retain the highest caliber executive talent and to promote long-term alignment between the interests of our executives and our stockholders. We believe that compensation should be tied in part to financial performance so that executives are held accountable through their pay for the performance of our company as well as the business/functional units for which they are responsible. We also believe that compensation should be tied in part to each executive’s individual performance to encourage and reflect individual contributions to our overall performance and corporate values.

The following Compensation Discussion & Analysis (CD&A) describes the principles, policies and practices that formed the foundation of our executive compensation program in 2008 and explains how they applied to our CEO, our CFO, and to the next three most highly compensated executive officers who were serving on December 31, 2008. These executives are named in the Summary Compensation Table that follows this Compensation Discussion and Analysis, and we collectively refer to them as the “Named Executives.”

In November 2006, the Compensation Committee determined to undertake a review of our compensation program and retained Frederic W. Cook & Co. (“Cook”) to provide assistance with the development of an incentive bonus plan for 2007 and an equity compensation program. As part of its review of our compensation program, Cook re-evaluated the competitiveness of compensation levels of the Named Executives and other members of senior management using a peer group of 13 companies listed below that, like our company, are in the computer hardware, software and financial services industry. Companies were selected for inclusion in the peer group based on their size comparability to NYFIX, primarily in terms of revenue and market capitalization, and similarity of products and services to those we offer, with preference given to companies serving the financial services industry.

Peer Group

eSpeed	MarketAxess
FactSet Research Systems	Penson Worldwide
GFI Group	SAVVIS
Interactive Data Corp.	TNS
Investment Technology Group	Track Data
Jack Henry & Associates	TradeStation
Knight Capital Group

The findings of Cook’s 2006 competitive assessment indicated that base salaries were generally in line with the our competitive positioning philosophy, but that target bonuses were below median and the absence of equity grants since 2004, except for limited new hire situations in 2005, resulted in total compensation well below competitive market levels. We decided not to adjust salaries or target bonuses for 2007 or 2008 based on these findings because additional compensation was awarded by resuming an equity granting practice in 2007. Due to extreme fluctuation in market capitalizations in the computer hardware, software and financial services industry during 2008, we did not seek to update the composition of our peer group or reevaluate our compensation practices for purposes of determining 2008 compensation.

The primary outcomes of Cook’s evaluation of the compensation program were the development of our Annual Incentive Plan for 2007 (the “2007 AIP”), the adoption of the 2007 Omnibus

Equity Compensation Plan (the “2007 Equity Compensation Plan”) and the adoption of new policies for the amounts and types of equity to grant to employees on an ongoing basis under the 2007 Equity Compensation Plan, all of which were approved by the Compensation Committee and the Board on October 2, 2007. The 2008 Annual Incentive Plan (the “2008 AIP”) adopted by the Committee was based upon the 2007 AIP with minor revisions, including the weighting of performance metrics and the range (minimum and maximum) of adjustment factor.

Elements of Executive Compensation

To create the appropriate balance among the risk and reward elements of our compensation program and the long- and short-term performance of our company, our annual executive compensation program is comprised of three basic elements:

•	Base Salary
•	Annual Incentive Bonus (payable in cash or equity awards)
•	Equity Compensation (time-based and performance-based)

Base Salary

Base salary is the guaranteed element of each Named Executive’s annual cash compensation that reflects the scope and responsibilities of each position and the skills and experience of the executive. The base salary of each Named Executive is reviewed annually by the Compensation Committee, and any recommendations of the Compensation Committee regarding changes to base salary are considered and approved by the Board. Base salary levels for the Named Executives were developed taking into account historic salary practices, appropriate differentiation among the positions, and general views of competitive practice and were individually negotiated at the time each Named Executive was hired or at some point after the Named Executive began employment with NYFIX. All Named Executive base salaries were approved by the Compensation Committee.

Annual Incentive Bonus

For purposes of our 2008 AIP, each Named Executive had an individual target bonus, which is expressed as a percentage of the Named Executive’s base salary, as shown in the table below.

Target Bonuses

P. Howard Edelstein	100% of salary
Steven R.Vigliotti	50% of salary
Donald P. Henderson	50% of salary
Robert Moitoso	60% of salary
C. Thomas Richardson	75% of salary

The target bonuses for our Named Executives were set by the Compensation Committee. In December 2008, the 2008 AIP was amended to provide the Committee discretion to make payments under the 2008 AIP in the form of equity awards.

Actual bonuses are determined following the end of our fiscal year through a two-step process. First, target bonuses are adjusted based on our financial performance for the year. Under the 2008 AIP, target bonuses for Named Executives were subject to an adjustment factor ranging from a minimum of 0% to a maximum of 200% based on the achievement of revenue and operating EBITDA goals that were set for 2008. These performance metrics were selected because we believe that revenue growth and higher levels of profitability will lead most directly to increases in stockholder value. See “2008 Compensation Determinations.”

For 2008, the revenue goal had a weighting of 50% and the operating EBITDA goal had a weighting of 50%. If either the actual revenue or operating EBITDA levels fell below the established minimum “hardstop” levels, the adjustment factor for Named Executives would automatically be set to the 0% level.

Operating EBITDA includes the impact of expense accruals for cash bonus payments. As a result, payment of cash bonuses under the 2008 AIP did not reduce operating EBITDA below the threshold for payment of those bonuses. For the 2008 AIP, operating EBITDA excluded special or unbudgeted items of income and expense including insurance recoveries, goodwill impairment, non-cash stock-based compensation, Euro Millennium pre-operating costs, Fusion restructuring and wind-down costs and acquisition integration costs, among other things.

The 2008 AIP had a linear adjustment factor for Named Executives, which provided a 2.5:1 incentive leverage for performance between 80% and 120% of target goals as illustrated in the graph below.

Following adjustment of target bonuses based on our financial performance, bonuses are earned based on the achievement of corporate, business/functional unit and individual performance objectives, which are designed to align with our corporate critical success factors (“CSFs”). Our CSF program was first implemented in 2007. The CSFs are designed as multi-year strategic initiatives, with specific objectives (e.g., transaction volume, messaging channel growth, operating EBITDA, revenue and operational stability targets) set for each fiscal year to position us to make annual progress towards achieving our long-term goals. The Compensation Committee believes that these CSFs provide a framework for coordinating and focusing the efforts of every organizational level in our company on performance achievement in the five key areas listed below:

Multi-Year Critical Success Factors

Profitably grow the business and achieve the financial plan

Invest for the future and grow new markets

Align with clients and aggressively market our company

Achieve operational excellence

Foster a culture of success

Earnout of the CEO’s bonus was designed to be 90% based on achievement of corporate objectives and 10% based on achievement of his individual objectives. Earnout of Mr. Vigliotti and Mr. Henderson’s bonuses as functional employees were designed to be 60% based on corporate objectives, 30% based on their functional unit’s objectives, and 10% based on their individual objectives. Earnout of Mr. Moitoso and Mr. Richardson’s bonuses as business division employees were designed to be 50% based on corporate objectives, 40% based on their functional unit’s objectives, and 10% based on their individual objectives. The range of adjustment was 80% to 120% for corporate and functional unit performance against objectives and 0% to 120% for individual performance. Any employee, including a Named Executive, with an individual performance rating below 50% was not entitled to a cash bonus under the 2008 AIP. Thus, the 2008 range of bonus potential of our Named Executives was between 0% and 240% of target bonus.

Equity Compensation

It is the philosophy of the Compensation Committee that a combination of stock options and restricted stock should be awarded to employees to assist in the retention of such employees and to promote long-term alignment between the interests our employees and stockholders through an equity interest in our company. The Compensation Committee believes the potential for equity ownership by management is beneficial in aligning management’s and stockholders’ interests for the enhancement of stockholder value. Historically, we granted stock options to new hires and made periodic subsequent grants to reward, motivate or retain employees.

On October 2, 2007, we adopted the 2007 Equity Compensation Plan. The 2007 Equity Compensation Plan permits the granting of both time-vesting and performance-vesting equity awards, including stock options and RSUs. The 2007 Equity Compensation Plan authorizes a total of 9,450,000 shares plus unused shares available under the Javelin Technologies, Inc. 1999 Stock Option/Stock Issuance Plan (the “Javelin 1999 Plan”) and the NYFIX, Inc. 2001 Stock Option Plan (the “2001 Plan”) and shares subject to outstanding awards under the Javelin 1999 Plan, the 2001 Plan and the Trinitech Systems, Inc. Amended and Restated 1991 Incentive and Nonqualified Stock Option Plan (collectively the “Prior Plans”) that expire or are forfeited, cancelled, exchanged or surrendered without issuance or transfer of shares. The Prior Plans remain in effect only to the extent of awards outstanding under the Prior Plans as of December 11, 2007, the date on which our stockholders approved the 2007 Equity Compensation Plan.

Generally, time-based options become exercisable and time-based RSUs vest over a four-year period. Stock options expire after ten years from the date of grant if not exercised sooner. The exercise price of stock options granted under the 2007 Equity Compensation Plan must be at least equal to the fair market value of our Common Stock at the date of grant and our recent practice has been to use an exercise price of no less than $1.00 per share in the event that the fair market value of our Common Stock at the date of grant is below $1.00.

As of April 21, 2009, there were 1,388,484 shares available for future grant under the 2007 Equity Compensation Plan.

Stock Ownership Guidelines

We believe that stock ownership by management is beneficial in aligning management’s and stockholders’ interests for the enhancement of stockholder value. In December 2008, our Board adopted specific guidelines for ownership of NYFIX Common Stock by non-employee directors and senior executives, which became effective as of January 1, 2009.

Senior executives are expected to retain, in the form of shares our Common Stock, not less than 50% of the after-tax value received from exercises of stock options and vesting of restricted stock (or stock unit) awards until the applicable ownership guideline (as set forth below) is met. Once the ownership guideline is met, senior managers are expected to retain 25% of the after-tax value received from future stock option exercises or vesting of restricted stock (or stock unit) awards. Non-employee directors are expected to retain, in the form of our Common Stock, 100% of the after-tax value received from exercises of stock option awards and vesting of restricted stock (or stock unit) awards until the applicable ownership guideline is met. Once the ownership guideline is met, directors are expected to retain 25% of the after-tax value received from future stock option exercises or vesting of restricted stock (or stock unit) awards.

The ownership guidelines vary by position, as shown in the table below. The ownership guidelines are expressed as a multiple of base salary (or, in the case of non-employee directors, annual retainers), but, to minimize the impact of share price volatility on determining the number of shares needed to meet the guideline, the share price will be “locked-in” annually on March 10th. The ownership guidelines, as well as the overall program, are subject to periodic review.

Level	Ownership Guideline
CEO	3X Base Pay
Other Senior Executives	1X Base Pay
Non-Employee Directors	3X Annual Retainer

Shares acquired from any source (including separate market purchases) count toward meeting the ownership guidelines, but shares subject to unexercised stock options and unvested restricted stock (or stock unit) awards do not count. All shares counted toward meeting the ownership guidelines are expected to be retained. There is no specific timeline for meeting the ownership guideline level, but stock holdings versus the ownership guidelines will be reviewed annually with the Corporate Governance and Nominating Committee of our Board of Directors. After an individual’s holdings reach the ownership guideline amount, the 25% retention rate applies to future exercises and vesting, regardless of price movement of stock thereafter. All purchases and sales of stock by non-employee directors and senior executives are subject to our insider trading policies.

Our Named Executives are gradually accumulating equity ownership through new-hire equity grants and annual incentive equity grants under our 2007 Omnibus Equity Compensation Plan, as well as, in some cases, separate market purchases during open trading windows.

Other Employment Benefits

In addition to the direct compensation elements previously described, we also maintain employee benefit and perquisite programs for our senior executives and other employees. We have no current plans to implement any additional benefits for our senior executives or to modify the benefits we currently provide. We believe these benefits are competitive and consistent with industry practice.

Welfare Benefits.  We offer a variety of health and welfare, including retirement, benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare benefits help ensure that we have a productive and focused workforce.

401(k) Savings Plan.  The 401(k) Savings Plan enables employees to contribute a percentage or dollar amount of their base salary, up to the annual limits imposed under the Internal Revenue Code (the “Code”), on a pre-tax basis. We provide, at the discretion of the Board, a matching contribution. For the year ended December 31, 2008, we provided a 50% match on eligible employee contributions up to the first 1% of the employee’s compensation or the limits imposed by the Code, whichever is lower. Our contribution vests after 5 years of service. The maximum matching contribution for the year ended December 31, 2008 was $2,300. We offer a similar plan to our U.K.-based employees.

Nonqualified Deferred Compensation Plan.  We do not maintain any non-qualified defined contribution or deferred compensation plans, and none of the Named Executives have received any non-qualified deferred compensation from the company.

Pension Benefits.  We do not offer employees pension benefits.

Perquisites.  None of our Named Executives has received perquisites other than Mr. Edelstein. Mr. Edelstein’s only perquisite is company-paid term life insurance provided in accordance with his employment agreement, as amended.

Termination and Change-in-Control Policies

Severance or change in control benefits that a Named Executive may be eligible for are generally set forth in individual employment agreements, rather than under a plan. Change in control language generally promises a financial settlement in terms of salary and/or benefits to an executive if the executive experiences a termination of employment, usually without cause or by the executive with good reason within a defined period after a change in control of our company, such as a substantial change in the membership of the Board, a merger or a disposition of substantial assets. Change in control provisions give the executive an incentive to focus on our best interests, even where those interests lead to a change in control event that could potentially result in the executive’s termination. All of our Named Executives have employment agreements that were approved by our Board following review by the Compensation Committee. These agreements are described below in “Executive Compensation — Employment Agreements with Named Executives.”

Role of Compensation Committee in Determining Executive Compensation

The Compensation Committee, acting on information provided by management and its consultant, approves salary, benefits, annual incentive compensation, and severance to be paid to senior executives who report to the CEO and makes recommendations to the Board regarding salary, benefits, annual incentive compensation, and severance to be paid to the CEO. The Board, acting on the Compensation Committee’s recommendations, ultimately determines the elements and levels of cash and equity compensation for the CEO. The Compensation Committee also reviews our annual incentive plan for all other employees.

The Compensation Committee administers our 2007 Equity Compensation Plan. In connection with that plan, the Compensation Committee approves equity awards for all employees other than the CEO, including the senior executives who report to the CEO and new executive hires, and makes recommendations to the Board regarding equity awards for the CEO. The CEO’s equity awards are approved by a specially appointed subcommittee of our Board comprised solely of independent directors.

We do not have a policy on timing option grants in coordination with our release of material non-public information. Instead, the Compensation Committee generally meets the first Wednesday of each month to consider and approve equity awards, if any, to new non-executive hires, consultants, and recently promoted employees, and for retention purposes. In addition, if the Compensation Committee determines that circumstances warrant, the Compensation Committee can also make equity awards to new non-executive hires, to consultants, to recently promoted employees or for retention purposes at other times. The Compensation Committee has not delegated authority to management with respect to determining the timing of grants or the granting of equity awards.

2008 Compensation Determinations

The Compensation Committee determined the total amount of each Named Executive’s compensation for 2008 based on the following factors:

•	NYFIX’s performance measured against the annual CSF targets established for financial, operational, strategic and other goals;

•	Functional unit performance;
•	Individual performance;
•	Compensation paid to the Named Executive in the prior year; and
•	Input from Cook that recommended senior executive 2008 AIP payout levels were appropriate in the context of current market conditions.

In addition, the Compensation Committee also considered applicable terms of any employment agreement with the Named Executives. Of the Named Executives, only Mr. Richardson has an agreement that affected his 2008 annual incentive bonus. Mr. Richardson’s employment agreement provided for a minimum cash bonus in 2008 of $375,000 and a sign-on bonus of $175,000. No other Named Executive had a minimum bonus guarantee for 2008.

Base Salary

No changes were made during 2008 to the Named Executives’ base salary levels.

Annual Incentive Bonus

Even though we achieved over 90% of our operating EBITDA goal for 2008, we did not achieve the minimum 10% growth target required to achieve the minimum level for revenue. The Compensation Committee did, however, approve discretionary bonus payments to the Named Executives based on a 50% reduction to their target bonus, in recognition of the strong achievement of one of the two 2008 AIP performance measures (operating EBITDA), the challenging environment in 2008 and the other achievements set forth below.

For the second step of the AIP process, the Compensation Committee approved a 2008 corporate objectives achievement level of 80%, the performance floor, and 2008 business/functional group objectives achievement levels ranging from 80% to 95% for the Named Executives other than the CEO. The Compensation Committee, as permitted under the 2008 AIP, also approved additional discretionary payments, or “President’s Awards,” for certain Named Executives, as described below. Based on the recommendation of the Compensation Committee, the Board approved the CEO’s annual incentive bonus.

In an effort to help preserve cash and provide retentive incentives that are closely aligned with the long-term value appreciation for stockholders, the Named Executives received annual incentive bonuses for 2008 in one of the following forms: (a) performance-based RSUs, (b) a mix of cash and performance RSUs, or (c) cash only for Mr. Richardson due to his contractual obligation. Vesting of the performance-based RSUs occurs only if the closing price for our common stock exceeds certain established targets for a period of ten consecutive business days and if the Named Executive is still in service one year from the grant date.

In determining whether Named Executives should be granted discretionary bonus awards and/or President’s Award under the 2008 AIP, despite the fact that we did not achieve our threshold revenue level, the Compensation Committee took into consideration the impact of the discontinuation of the Fusion OMS on transaction revenues, reduced transaction revenues from eliminating below-cost discounts for direct market access executions for clients who do not generate valuable matches in NYFIX Millennium, and the historical levels of volatility in the markets resulting in and from brokerage consolidation and hedge fund closures. The Compensation Committee also considered the contribution that each individual Named Executive made towards our significant achievements during the year, including:

•	the continued improvement in EBITDA, including positive EBITDA for the first time in three years in the fourth quarter of 2008;

•	the strategic acquisition of UK-based FIXCITY, Ltd., a specialist in web-based electronic trading and liquidity discovery solutions, which aligned our buy-side and global expansion strategies, as well as to our commitment to grow our business from both organic and inorganic/acquisition perspectives;
•	the continued growth in Marketplace channels, despite significant market obstacles;
•	the stabilization of our financial/liquidity situation, including increases to our cash position during the second half of 2008;
•	the successful launch in March 2008 of Euro Millennium, a multilateral trading facility for non-displayed liquidity in pan-European listed cash equities, which ended the year with improved volumes; and
•	the relisting of our common stock on Nasdaq in February 2008.

Our Named Executives were awarded the following amounts under the 2008 AIP:

•	Mr. Edelstein was awarded 247,500 performance-based RSUs valued at $0.80 per share.
•	Mr. Vigliotti was awarded 105,625 performance-based RSUs valued at $0.80 per share, plus a cash President’s Award of $42,250. The President’s award reflected his individual efforts, including effective cost controls and cash management and leading the effort of the relisting of our common stock on Nasdaq.
•	Mr. Henderson was awarded 89,688 performance-based RSUs plus a cash President’s Award of $35,875. The President’s award reflected his individual efforts, including meeting established operational service levels and the development and successful launch of Euro Millennium.
•	Mr. Moitoso was awarded $65,625 plus a President’s Award of $60,000, the aggregate of which was paid 50% in cash ($62,813) and 50% in performance-based RSUs valued at $0.80 per share (78,516 performance-based RSUs). The President’s Award reflected his individual efforts, including leading the Global FIX Division to continued channel growth in a very difficult market and being instrumental in the acquisition and integration of FIXCITY.
•	Mr. Richardson was awarded $375,000 in cash, as guaranteed by his employment agreement.

Equity Compensation

Our current equity program provides for the issuance of both time-vesting and performance-vesting equity awards under the 2007 Equity Compensation Plan. Grants under this program during 2008 covered a total of 2.1 million shares of Common Stock. Of that amount, as described below, option grants covering 600,000 shares of Common Stock were awarded to Mr. Richardson as a new hire grant. Our Named Executives other than Mr. Richardson did not receive equity awards in 2008 because of the significant grants made in 2007 once the 2007 Omnibus Equity Compensation Plan was approved by stockholders. Equity grants made under the 2008 AIP were made in March 2009.

In 2008, as provided in his employment agreement, Mr. Richardson was granted 300,000 time-based stock options and 300,000 performance-based stock options, 125,000 of which are eligible to be earned based upon corporate performance and 175,000 of which are eligible to be earned based upon Transaction Services Divisional performance. The performance-based stock options granted to Mr. Richardson are eligible to be earned in equal annual installments from 0% up to 100% for the four-year performance period of 2008 through 2011 based on the achievement of annual corporate revenue and operating EBITDA goals and Transaction Services Divisional net revenue (after execution, clearing and other related costs) and controllable margin from operations (“CMO”) goals.

Performance-based stock options granted to Mr. Edelstein and performance-based RSUs granted to the Named Executives in 2007 other than Mr. Richardson are eligible to be earned in equal annual installments from 0% up to 100% for each year of the four-year performance period of 2007 through 2010 based on the achievement of annual corporate revenue and operating EBITDA goals.

For 2008, the corporate goals were weighted 50% for revenue and 50% for operating EBITDA. Since we did not achieve the minimum 10% growth target required to achieve the minimum level for revenue established by our Board in March 2008 with respect to performance-based shares and options, none of the eligible Corporate performance-based awards were earned based on 2008 performance.

Since the Transaction Services Division did not achieve the minimum 30% growth target required to achieve the minimum level for net revenue established by our Board in January 2008 none of the eligible Transaction Services Divisional performance-based stock options were earned by Mr. Richardson based on 2008 performance.

For the 2007 grants of performance-based stock options and RSUs, amounts earned in 2010 based on 2009 performance will vest and be paid in March 2011 and amounts earned in 2011 based on 2010 performance will vest and be paid in March 2011.

For Mr. Richardson’s 2008 grant of performance-based stock options, amounts earned in 2010 based on 2009 performance will vest and be paid in March 2011; amounts earned in 2011 based on 2010 performance will vest and be paid in March 2012; and amounts earned in 2012 based on 2011 performance will vest and be paid in March 2012.

Any unearned performance-based stock options and RSUs will carry forward and may be earned based on cumulative catch-up criteria established for the final year of eligibility (which may be different from the criteria used for the annual portion of the eligible award). The annual targets for earning eligible performance-based stock options and RSUs are approved at the beginning of each year. The cumulative catch-up criteria have not yet been established, but will be set at the beginning of the final year of eligibility for unearned awards.

Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other executive officers (other than the chief executive officer and the chief financial officer) whose compensation is required to be disclosed to our stockholders by reason of being among our most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We have structured our 2007 Equity Compensation Plan, and the awards we grant under it, to comply with exemptions in Section 162(m) so that the associated compensation expenses would qualify as a tax deductible expense. We periodically review the potential consequences of Section 162(m) and, where feasible, we may elect to structure other components of our executive compensation to comply with exemptions in Section 162(m). However, the Board or Compensation Committee will authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the elements of compensation earned by the Named Executives during the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Date		Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
P. Howard Edelstein, President and Chief Executive Officer	2008		$495,000	—		—	$1,370,174	—	(3)	$136,824	(4)	$2,001,998
	2007		$496,904	$206,910	(5)	930,000	$2,589,668	$228,690	(6)	$134,741	(7)	$4,586,913
	2006	(8)	$159,923	$200,000	(9)	—	—	—		$150,000		$509,923
Steven R. Vigliotti, Chief Financial Officer	2008		$400,000	—		—	$311,885	$42,250	(10)	$2,300	(11)	$756,435
	2007		$401,539	—		—	$76,198	$175,000	(6)	$6,750	(12)	$659,487
	2006	(13)	$367,692	$225,000	(14)	—	—	—		$6,600	(15)	$599,292
Donald P. Henderson, Chief Technology Officer	2008		$350,000	—		—	$311,885	$35,875	(16)	$2,300	(11)	$700,060
	2007		$351,346	—		—	$76,198	$106,725	(6)	$6,750	(12)	$541,019
	2006	(17)	$215,385	$165,000	(9)	—	—	—		$6,462	(15)	$386,847
Robert Moitoso Head of Global Fix Services	2008		$250,000	—		—	$311,885	$62,813	(18)	$2,300	(11)	$626,998
	2007	(19)	$244,231	$100,000	(20)	—	$76,198	$70,875	(6)	$6,750	(12)	$498,054
C. Thomas Richardson Head of Global Transactions Services	2008	(21)	$98,864	$550,000	(22)	—	$193,047	—		$144,000	(23)	$985,911

(1)	Stock awards consist of RSUs. The amounts shown do not reflect compensation actually received by the Named Executive. Instead, the amounts shown are the compensation costs recognized by us with respect to stock awards for financial statement purposes, computed in accordance with SFAS 123R.
(2)	The amounts shown do not reflect compensation actually received by the Named Executive. Instead, the amounts shown are the compensation costs recognized by us with respect to stock options for financial statement purposes, computed in accordance with SFAS 123R. The assumptions used to calculate the value of stock options are set forth under Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. Due to the overall stock market drop, all of the outstanding options have exercise prices significantly in excess of the current market price of the common stock and may be worth significantly less than the amounts calculated in accordance with SFAS 123R.
(3)	Mr. Edelstein did not receive a cash bonus pursuant to the 2008 AIP. On March 13, 2009, however, Mr. Edelstein was granted 247,500 RSUs pursuant to the 2008 AIP which vest over a period of up to four years, subject to attainment of certain market based performance goals.
(4)	Represents our matching contribution of $2,300 to Mr. Edelstein’s 401(k) plan account for contributions made during fiscal year 2008 and $71,200 in life insurance premiums paid by us pursuant to Mr. Edelstein’s employment agreement, as amended and a $63,324 gross up related to company-paid life insurance premiums.
(5)	Represents an additional bonus amount required under Mr. Edelstein's employment agreement.
(6)	Represents amount paid pursuant to the 2007 AIP.
(7)	Represents our matching contribution of $6,750 to Mr. Edelstein’s 401(k) plan account for contributions made during fiscal year 2007 and $71,220 in life insurance premiums paid by us pursuant to Mr. Edelstein’s employment agreement, as amended, and a $63,521 gross up related to company-paid life insurance premiums.

(8)	Mr. Edelstein’s employment commenced on September 5, 2006. Amounts reflect his pro-rated compensation and bonus, and other compensation related to a moving allowance, pursuant to Mr. Edelstein’s employment agreement.
(9)	Bonus consisted of amounts required by his employment agreement plus an additional amount approved by the Board.
(10)	Represents cash amount paid pursuant to the 2008 AIP. Additionally, Mr. Vigliotti was granted 105,625 RSUs under the 2008 AIP on March 13, 2009 which vest over a period of up to four years subject to attainment of certain market based performance goals.
(11)	Represents our matching contribution of $2,300 to Messrs. Vigliotti, Henderson and Moitoso 401(k) plan account for contributions made during fiscal year 2008.
(12)	Represents our matching contribution of $6,750 to Messrs. Vigliotti, Henderson and Moitoso 401(k) plan account for contributions made during fiscal year 2008.
(13)	Mr. Vigliotti’s employment commenced on January 31, 2006.
(14)	Mr. Vigliotti’s bonus consisted of amounts required by his employment agreement.
(15)	Represents our matching contribution to the Named Executive’s 401(k) plan account for contributions made during fiscal year 2006.
(16)	Represents cash amount paid pursuant to the 2008 AIP. Additionally, Mr. Henderson was granted 89,688 RSUs under the 2008 AIP on March 13, 2009 which vest over a period of up to four years subject to attainment of certain market based performance goals.
(17)	Mr. Henderson’s employment commenced on May 22, 2006.
(18)	Represents cash amount paid pursuant to the 2008 AIP. Additionally, Mr. Moitoso was granted 78,516 RSUs under the 2008 AIP on March 13, 2009 which vest over a period of up to four years subject to attainment of certain market based performance goals.
(19)	Mr. Moitoso’s employment commenced on January 10, 2007.
(20)	Mr. Moitoso’s bonus consisted of amounts required by his employment agreement.
(21)	Mr.Richardson’s employment commenced on September 2, 2008.
(22)	This amount consists of Mr. Richardson’s sign-on bonus ($175,000), his bonus under the 2008 AIP ($225,000) and an additional bonus based on the Transactions Division’s revenue growth ($150,000), which bonuses were contractually guaranteed for 2008.
(23)	Compensation for Mr. Richardson’s services as a consultant from January 2008 until his employment commenced.

Grants of Plan-Based Awards

The following table provides a summary of the awards granted to the Named Executives during the year ended December 31, 2008.

2008 Grants of Plan-Based Awards

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Awards(2)
	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)		Maximum (#)
P. Howard Edelstein			495,000		1,188,000
Steven R. Vigliotti			200,000		480,000
Donald P. Henderson			175,000		420,000
Robert Moitoso			150,000		360,000
C. Thomas Richardson			375,000	(3)	375,000	(4)
C. Thomas Richardson	2/6/08											300,000	(5)	3.85	318,666
C. Thomas Richardson	2/6/08						0	300,000	(6)	300,000	(6)			3.85

(1)	Except as noted below, these amounts represent potential payments under the 2008 AIP.
(2)	The total fair value for option awards represents the dollar amount calculated using the Black-Scholes option pricing model which we use to determine stock-based compensation expense under SFAS 123R. There can be no assurance that the amount calculated under the Black-Scholes option pricing model will ever be realized.
(3)	This amount represents Mr. Richardson’s contractually guaranteed minimum 2008 AIP bonus payment ($225,000) and an additional guaranteed bonus based on the Transactions Division’s revenue growth ($150,000).
(4)	This amount includes a guaranteed $150,000 additional bonus for calendar 2008. As specified in his employment agreement, Mr. Richardson’s additional bonus amount for Transaction Division revenue growth is paid out as a percentage of revenue growth and is not capped. As a result, it is not possible to calculate a maximum estimated future payout for this additional bonus.
(5)	The option becomes exercisable as to 25% of the shares on February 6, 2009, and as to 2.0833% of the shares on the tenth day of each month thereafter through and including February 6, 2012, if Mr. Richardson is still employed on the respective vesting dates.
(6)	Stock options are earned over a period of four years, subject to attainment of performance goals. If initial performance goals are not met, all stock options that are unearned as of March 10, 2012 will be earned on March 10, 2012 if “make-up” performance targets established by March 2011 are met. The earned shares become exercisable (or “vest”) generally, on the earlier of one year after the date they are earned or March 10, 2012, if the executive is still employed with us, but the earned shares will vest earlier upon a change in control of our company, the death or disability of the executive, or the termination of the executive’s employment by us without cause or by the executive for good reason.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of Common Stock underlying unexercised options held by the Named Executives as of December 31, 2008. No other equity awards were outstanding as of December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year End

Name			Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
P. Howard Edelstein	752,570	(1)	—		—		—	—	—		—
	281,280	(2)	393,789	(2)	—		4.60	10/1/2017	—		—
	314,084	(3)	439,702	(3)	—		4.60	10/1/2017	—		—
	—		—		1,428,855	(4)	4.60	10/1/2017	—		—
Steven R. Vigliotti	131,259	(5)	168,741	(5)	—		4.60	10/1/2017	50,000	(6)	—
Donald P. Henderson	131,259	(5)	168,741	(5)	—		4.60	10/1/2017	50,000	(6)	—
Robert Moitoso	131,259	(5)	168,741	(5)	—		4.60	10/1/2017	50,000	(6)	—
C. Thomas Richardson	—		300,000	(7)	300,000	(8)	3.85	02/5/2018	—		—

(1)	This option vested on October 2, 2007.
(2)	Of the 675,069 options, 18,752 options vested on October 4, 2007, with the remaining 656,317 options vesting ratably on the 4th day of each month until fully vested on October 4, 2010, subject to acceleration in certain events.
(3)	These options vest ratably each month starting October 4, 2007, until fully vested on October 4, 2010, subject to acceleration in certain events.
(4)	These performance-based options are earned 25% on each March 10, commencing March 10, 2008, upon satisfaction by the Company of certain performance targets. If initial performance goals are not met, all performance options that are unearned as of March 10, 2011 will be earned on March 10, 2011 if “make-up” performance targets established by March 2010 are met. The earned options vest, generally, on the earlier of one year after the date they are earned or March 10, 2011 if the executive is still employed with us, but the earned options will vest earlier upon a change in control of our company, the death or disability of the executive, or the termination of the executive’s employment by us without cause or by the executive for good reason.
(5)	These time-based options vest as to 25% of the shares on March 10, 2008, and as to 2.0833% of the shares on the tenth day of each month thereafter through and including March 10, 2011.
(6)	Performance-based RSUs are earned over a period of four years, subject to attainment of performance goals. If initial performance goals are not met, all RSUs that are unearned as of March 10, 2011 will be earned on March 10, 2011 if “make-up” performance targets established by March 2010 are met. The earned shares vest, generally, on the earlier of one year after the date they are earned or March 10, 2011 if the executive is still employed with us, but the earned shares will vest earlier upon a change in control of our company, the death or disability of the executive, or the termination of the executive’s employment by us without cause or by the executive for good reason. The vested shares will be paid, generally, when vested, but no earlier than the earliest of one year after the vesting date, March 10, 2011, on the March 10 following the executive’s death or upon a change in control.
(7)	Time-based options vest as to 25% of the shares on February 6, 2009, 2008, and as to 2.0833% of the shares on the sixth day of each month thereafter through and including February 6, 2012.
(8)	Performance-based options are earned over a period of four years, subject to attainment of performance goals. If initial performance goals are not met, all performance-based options that are unearned as of March 10, 2012 will be earned on March 10, 2012 if “make-up” performance targets established by March 2011 are met. The earned shares vest, generally, on the earlier of one year after the date they are earned or March 10, 2012, if the executive is still employed with us, but the earned shares will vest earlier upon a change in control of our company, the death or disability of the executive, or the termination of the executive’s employment by us without cause or by the executive for good reason.

Options Exercised and Stock Vested

The Named Executives did not exercise options or realize value as a result of the vesting of stock awards in 2008.

Employment Agreements with Named Executives

All of our Named Executives have entered into employment agreements with us.

Employment Agreement with Mr. Edelstein

Mr. Edelstein’s agreement was executed on September 4, 2006, with a commencement date of September 5, 2006, and continues until it is terminated pursuant to its terms. Under his agreement, Mr. Edelstein serves as President and CEO, with an annualized base salary of not less than $495,000. Mr. Edelstein is eligible for a target annual incentive bonus equal to 100% of base salary. Mr. Edelstein’s employment agreement also obligates us to maintain a $7.5 million term life insurance policy for the benefit of Mr. Edelstein and life insurance coverage for Mr. Edelstein at up to three times his base salary (subject to insurability at commercially reasonable rates).

Mr. Edelstein’s agreement provides that upon any termination of his employment, he is entitled to:

•	accrued base salary through the date of termination,
•	payment of unpaid or unreimbursed expenses incurred in accordance with our policy (to the extent the expenses were incurred prior to termination), and
•	any termination benefits provided under our employee benefit plans, in accordance with the terms of the applicable plans.

In addition, if Mr. Edelstein’s employment is terminated by death or Disability (as that term is defined in the agreement), Mr. Edelstein is entitled to:

•	any unpaid annual bonus in respect of any completed year prior to termination, and
•	a pro rata annual bonus with respect to the year in which termination occurs based on actual achievement of applicable annual incentive objectives.

If Mr. Edelstein's employment is terminated by us without “Cause” or by Mr. Edelstein with “Good Reason” (as each term is defined in the agreement), Mr. Edelstein is entitled to:

•	any unpaid annual bonus in respect of any completed year prior to termination,
•	a pro rata annual bonus with respect to the year in which termination occurs, based on actual achievement of applicable annual incentive objectives,
•	twelve (12) month continuation of base salary,

•	twelve (12) month continuation of health and life insurance benefits,
•	the greater of two (2) times his annual bonus for the immediately preceding fiscal year, or 150% of base salary,
•	reimbursement for reasonable executive outplacement assistance expenses; and
•	pursuant to his 2007 equity agreements, he will immediately vest in all time-based awards that would have been earned during the twelve (12) month period following his date of termination, as well as all performance awards earned as of the date of termination, and has the ability to earn performance-based awards during the twelve (12) month period following his date of termination.

If Mr. Edelstein’s employment is terminated by us without Cause or by Mr. Edelstein with Good Reason within the twelve (12) month period following a Change of Control, his equity agreements provide that time-based and earned performance equity awards vest immediately and unearned performance-based awards vest at the discretion of the Compensation Committee.

In consideration for his employment and severance benefits, Mr. Edelstein has agreed to execute a release acceptable to us and has agreed to be subject to the following obligations, among others:

•	he will not work for a competitor during the “Restricted Period” (the 12 months following termination, extendable by up to another 12 months at the election of our company upon payment of 1/12th of Mr. Edelstein’s base salary for each additional month),
•	he will not solicit our consultants or employees during the Restricted Period, and
•	he will not disclose confidential information about our company.

Under Mr. Edelstein’s employment agreement, “Change of Control” is defined as:

•	the acquisition by any person, directly or indirectly, through a purchase, merger or other acquisition transaction, or series of purchases, mergers or other acquisition transactions, of shares of Common Stock representing 35% or more of the total shares of Common Stock then outstanding, provided that such percentage shall be 50% in the case of an acquisition by Warburg Investors,
•	a consolidation, merger or other transaction in which our stockholders retain less than 40% of the stock of the surviving entity,
•	a transfer of substantially all of ours assets, or
•	a change to the Board that results in the directors serving as of October 12, 2006 or appointed with the approval of such directors, plus the directors appointed by Warburg Pincus, no longer constituting a majority of the members of the Board.

Employment Agreement with Mr. Vigliotti

In January 2006, we entered into an employment agreement with Mr. Vigliotti. The initial term of this employment agreement expired on December 31, 2007. Thereafter, the agreement renews annually unless it has been terminated in accordance with its terms. Under the terms of the agreement, Mr. Vigliotti’s minimum annual base salary is $400,000. The agreement provides that Mr. Vigliotti will receive between 50% and 200% of his target annual bonus.

The agreement also provides that Mr. Vigliotti’s target bonus will be at least 25% of his annual base salary and will be based on individual and corporate goals agreed to by the Compensation Committee or Board and Mr. Vigliotti prior to, or within two months after the start of, each calendar year.

Under Mr. Vigliotti’s agreement, if we terminate his employment without “Cause” (as defined in the agreement), or he terminates his employment for Good Reason, Mr. Vigliotti will be entitled to receive severance equal to twelve (12) months of his base salary and eighteen (18) months continued participation in health and life insurance benefits. In addition, pursuant to his equity agreements, Mr. Vigliotti will immediately vest in all time-based awards that would have been earned during the twelve (12) month period following his date of termination, as well as all performance awards earned as of the date of termination, and has the ability to earn performance-based awards during the twelve (12) month period following his date of termination.

If following a “Change in Control” (as defined in the agreement and summarized below), Mr. Vigliotti’s employment is terminated by us without Cause or he terminates his employment for any reason within one year after the Change in Control, he is entitled to a severance as follows:

•	if he has been granted equity compensation awards that are at least 50% vested as of the termination of his employment, two (2) times the sum of his base salary plus either his annualized target bonus or, if greater, the actual bonus he received during the preceding year, on an annualized basis, or
•	if he has been granted equity compensation awards that are not at least 50% vested as of the termination of his employment, three (3) times the sum of his base salary plus either his annualized target bonus or, if greater, the actual bonus he received during the preceding year, on an annualized basis; and,
•	in either case, his equity agreements provide that time-based and earned performance equity awards vest immediately and unearned performance-based awards vest at the discretion of the Compensation Committee.

In consideration for his employment and severance benefits, Mr. Vigliotti has agreed to be subject to the following obligations, among others:

•	he will not solicit business or accept orders for products or services competitive with our products or services from any of our actual or prospective clients with whom he has dealt while employed by our company, or solicit our employees to leave us, during the 6 months following termination after a Change in Control, and the lesser of 12 months or the period for which Mr. Vigliotti is entitled to severance following a termination other than after a Change in Control,
•	he will not disclose confidential information about our company, and
•	he will not disparage our company.

For purposes of Mr. Vigliotti’s agreement, “Change in Control” means:

•	the acquisition by any person of more than 50% of the voting power or value of our Common Stock,
•	the acquisition by any person during a 12 month period of more than 35% of the voting power of our Common Stock,
•	the replacement during a 12 month period of a majority of the members of the Board by directors who are not endorsed by a majority of the members of the Board prior to the appointment or election, or
•	a transfer of more than 40% of our assets measured by their gross fair market value.

Mr. Vigliotti’s agreement provides that we and Mr. Vigliotti will negotiate in good faith an agreement under which, unless the agreement is terminated by us for Cause or by Mr. Vigliotti for

Good Reason, Mr. Vigliotti would provide consulting services to us for up to one year, at Mr. Vigliotti’s election, following the termination of his agreement.

Employment Agreement with Mr. Henderson

In May 2006, we entered into an employment agreement with Mr. Henderson. The initial term of Mr. Henderson’s agreement expired on December 31, 2007. Thereafter, the agreement renews annually unless it has been terminated in accordance with its terms. Pursuant to the agreement, Mr. Henderson’s annual base salary is set at $350,000 and his annual bonus is calculated on the basis of our annual incentive plan, with a target bonus of 50% of base salary.

Under Mr. Henderson’s agreement, if we terminate his employment without “Cause” (as defined in the agreement), or he terminates his employment for “Good Reason” (as defined in the agreement), Mr. Henderson will be entitled to receive severance equal to twelve (12) months of his base salary and twelve (12) months continued participation in health and life insurance benefits. In addition, pursuant to his equity agreements, Mr. Henderson will immediately vest in all time-based awards that would have been earned during the twelve (12) month period following his date of termination, as well as all performance awards earned as of the date of termination, and has the ability to earn performance-based awards during the twelve (12) month period following his date of termination.

If, following a “Change in Control” (as defined in the agreement and summarized below), Mr. Henderson’s employment is terminated by us without Cause or he terminates his employment for Good Reason within a twelve (12) month period following the Change in Control, he will be entitled to severance equal to:

•	if he has been granted equity compensation awards that are at least 50% vested as of the termination of his employment, two (2) times the sum of his base salary plus either his annualized target bonus or, if greater, the actual bonus he received during the preceding year, on an annualized basis, or
•	if he has been granted equity compensation awards that are not at least 50% vested as of the termination of his employment, three (3) times the sum of his base salary plus either his annualized target bonus or, if greater, the actual bonus he received during the preceding year, on an annualized basis; and,
•	in either case, his equity agreements provide that time-based and earned performance equity awards vest immediately and unearned performance-based awards vest at the discretion of the Compensation Committee.

In consideration for his employment and severance benefits, Mr. Henderson has agreed to be subject to the following obligations, among others:

•	he will not, during the 6 months following termination after a Change in Control, and the lesser of 12 months or the period for which Mr. Henderson is entitled to severance following a termination other than after a Change in Control, (a) solicit business or accept orders for products or services competitive with our products or services from any of our actual or prospective clients with whom he has dealt while employed by our company, (b) develop, test or provide customer support for products or services competitive with NYFIX products and services or (c) solicit our employees to leave us;
•	he will not disclose confidential information about our company; and
•	he will not disparage our company.

For purposes of Mr. Henderson’s agreement, “Change in Control” means:

•	the acquisition by any person of more than 50% of the voting power or value of our Common Stock,
•	the acquisition by any person during a 12 month period of more than 35% of the voting power of our Common Stock,
•	the replacement during a 12 month period of a majority of the members of the Board by directors who are not endorsed by a majority of the members of the Board prior to the appointment or election, or
•	a transfer of more than 40% of our assets measured by their gross fair market value.

Employment Agreement with Mr. Moitoso

In January 2007, we entered into an employment agreement with Mr. Moitoso. Pursuant to his initial agreement, Mr. Moitoso’s annual base salary was set at $250,000 and his annual bonus was calculated on the basis of our annual incentive plan, with a target bonus of 60% of base salary. In addition, pursuant to Mr. Moitoso’s agreement, if we terminate his employment without “Cause” (as defined in the agreement), Mr. Moitoso will be entitled to receive a severance equal to his base salary for one year.

In addition, Mr. Moitoso’s equity agreements provide that, if we terminate his employment without Cause, he will immediately vest in all time-based awards that would have been earned during the twelve (12) month period following his date of termination, as well as all performance awards earned as of the date of termination, and has the ability to earn performance-based awards during the twelve (12) month period following his date of termination. Mr. Moitoso’s equity agreements also provide that, if, following a Change in Control (as defined in the agreement and summarized below), Mr. Moitoso’s employment is terminated by us without Cause within a twelve (12) month period following the Change in Control, his time-based and earned performance equity awards vest immediately and unearned performance-based awards vest at the discretion of the Compensation Committee.

For purposes of Mr. Moitoso’s equity agreements, “Change in Control” is defined as:

•	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of NYFIX, other than to Warburg Pincus Private Equity IX, L.P. or any of its affiliates;
•	any person or group, other than the Warburg Pincus Private Equity IX, L.P. or any of its affiliates, is or becomes the “beneficial owner” (as defined under SEC Rules), directly or indirectly, of more than 50% of the total voting power of the voting stock of NYFIX (or, if NYFIX is not the survivor, the survivor), other than in a public offering of common stock of NYFIX.

Mr. Moitoso’s employment agreement was amended in March 2009, to reflect Mr. Moitoso’s promotion to executive officer, increasing his annual base salary to $300,000 and annual incentive plan target bonus to 75% of base salary.

Employment Agreement with Mr. Richardson

In January 2008, we entered into an employment agreement with Mr. Richardson, which provided for the commencement of his employment with NYFIX following regulatory approval of the acquisition of the Boston Stock Exchange by NASDAQ, which occurred in September 2008. Pursuant to his employment agreement, Mr. Richardson’s annual base salary is set at $300,000 and his annual bonus is calculated on the basis of our annual incentive plan, with a target bonus of 75% of base salary. In addition, Mr. Richardson is also eligible to receive an additional annual bonus based upon the Transactions Division’s annual operating revenue growth (“Additional Bonus”).

For 2008 only, Mr. Richardson was guaranteed a minimum payout of $375,000 consisting of a $225,000 guaranteed minimum annual bonus under the 2008 AIP and a $150,000 minimum Additional Bonus. He also received a $175,000 sign-on bonus in 2008.

Under Mr. Richardson’s agreement, if we terminate his employment without “Cause” or he terminates his employment for “Good Reason” (each as defined in the agreement), Mr. Richardson will be entitled to receive a severance equal to:

•	12 months of his base salary;
•	12 months continued participation in health and life insurance benefits; and
•	a pro-rata cash annual bonus and a pro-rata Additional Bonus for the year of termination.

In addition, Mr. Richardson will immediately vest in all time-based awards that would have been earned during the twelve (12) month period following his date of termination, as well as all performance awards earned as of the date of termination, and has the ability to earn performance-based awards during the twelve (12) month period following his date of termination.

If, following a Change in Control (as defined in the agreement and summarized below), Mr. Richardson’s employment is terminated by us without Cause or he terminates his employment for Good Reason within a 12 month period following the Change in Control, he will be entitled to severance equal to:

•	24 months of his base salary;
•	12 months continued participation in health and life insurance benefits;
•	a pro rata cash annual bonus and Additional Bonus for the year of termination; and
•	time-based and earned performance equity awards vest immediately and unearned performance-based awards vest at the discretion of the Compensation Committee.

In consideration for his employment and severance benefits, Mr. Richardson has agreed, among other things, that during the 6 months following termination after a Change in Control, and the lesser of 12 months or the period for which Mr. Richardson is entitled to severance following a termination other than after a Change in Control, he will not become associated with, including as an employee, consultant or investor, any competing business.

For purposes of Mr. Richardson’s agreement, “Change in Control” is defined as:

•	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of NYFIX, other than to Warburg Pincus Private Equity IX, L.P. or any of its affiliates; or
•	any person or group, other than the Warburg Pincus Private Equity IX, L.P. or any of its affiliates, is or becomes the “beneficial owner” (as defined under SEC Rules), directly or indirectly, of more than 50% of the total voting power of the voting stock of NYFIX (or, if NYFIX is not the survivor, the survivor), other than in a public offering of common stock of NYFIX.

Potential Payments upon Termination or Change in Control

In the event of a change in control, as defined in the 2007 Equity Compensation Plan unless otherwise specified in each Named Executive’s equity agreements, time-vesting stock options will have their vesting accelerated upon a termination of employment by us without cause, or by the executive with good reason, within 12 months of the change of control. Each Named Executive’s previously earned performance-based options and performance-based RSUs will vest at the time of the change of control, and the Compensation Committee and Board, as applicable, will determine the appropriate treatment of unearned performance-based equity at that time; accordingly, no value is assigned to such awards in the table below. In the event of a termination of employment not in connection with a change of control, vested options are eligible to be exercised for a stated period, depending on the type of termination. In addition, time and performance-based options and RSUs may be earned pro rata for the year following termination, depending on the type of termination.

The tables below describe and quantify potential payments to the Named Executives in connection with an involuntary termination of their employment or a change in control assuming the triggering event took place on December 31, 2008.

Involuntary Termination
Name	Bonus	Severance	Continuation of Medical/Dental	Acceleration of Vesting of Equity Awards(1)	Total
P. Howard Edelstein	—	$1,237,500	$17,906	—	$1,255,406
Steven R. Vigliotti	—	$400,000	$26,859	—	$426,859
Donald P. Henderson	—	$350,000	$17,906	—	$317,906
Robert Moitoso	—	$250,000	—	—	$250,000
C. Thomas Richardson	$375,000	$300,000	$17,906	—	$692,906

Change in Control
Name	Bonus	Severance	Continuation of Medical/Dental	Acceleration of Vesting of Equity Awards(1)	Total
P. Howard Edelstein	—	$1,237,500	$17,906	—	$1,255,406
Steven R. Vigliotti	—	$1,200,000	$26,859	—	$1,226,859
Donald P. Henderson	—	$1,050,000	$17,906	—	$1,067,906
Robert Moitoso	—	$250,000	—	—	$250,000
C. Thomas Richardson	$375,000	$600,000	$17,906	—	$992,906

(1)	Includes only time-based options, none of which had exercise prices at or below the closing price of our Common Stock on December 31, 2008. None of the Named Executives held time-based restricted stock units on December 31, 2008. The value of performance based RSUs can not be calculated and is thus not included.

Excise tax gross-up amounts will not be provided to our Named Executives following termination or a change of control.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of NYFIX, Inc. reviewed and discussed the Compensation Discussion and Analysis of NYFIX with its management. In light of such discussions, the members of the Compensation Committee recommended to the NYFIX Board of Directors that the Compensation Discussion and Analysis of NYFIX be included in this proxy statement.

Submitted on behalf of the Compensation Committee:

Cary Davis, Chairman
Mitchel Lenson
Michael Passarella
Thomas Wajnert

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Generally speaking, we review relationships and transactions in which our company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As set forth in our Code of Business Conduct and Ethics, directors and executive officers must disclose to the General Counsel any situations which may involve such a material transaction or relationship and the General Counsel will notify the Corporate Governance and Nominating Committee of any transactions or relationships disclosed to him or of which he becomes aware. Conflicts of interest involving the General Counsel are to be disclosed directly to the Corporate Governance and Nominating Committee. In accordance with its charter, and after review of actual or potential conflicts of interest of directors and executive officers, the Corporate Governance and Nominating Committee recommends to the Board whether the Board should consider waivers or other action related to such conflicts and recommends to the Board such action as the Committee believes appropriate. We will determine, based on the particular facts and circumstances, whether we or the related person has a direct or indirect material interest in the proposed transaction or relationship. Transactions that are determined to involve such a direct or indirect material interest on the part of ourselves or the related person will be disclosed in accordance with SEC rules.

One of Mr. Henderson’s brothers is an employee of our company in our technology group and has been our employee since June 2000, before Mr. Henderson was employed or appointed as an executive officer. Mr. Henderson’s brother earned approximately $215,978 in salary and bonus and received approximately $2,300 in company 401(k) matching funds in 2008. The Board, whose members included all the members of the Corporate Governance and Nominating Committee, considered the relationship between Mr. Henderson and his brother in 2006 when it approved the hiring of Mr. Henderson and again in 2007 when he was appointed an executive officer. We believe that the compensation for Mr. Henderson’s brother is comparable to what he would have received absent his relationship to Mr. Henderson.

FINANCIAL AND OTHER INFORMATION

Our Annual Report for 2008, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

OTHER MATTERS TO BE VOTED UPON

The Board knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting.

VOTING VIA THE INTERNET OR BY TELEPHONE

Provision has been made for you to vote your shares of Common Stock via the Internet or by touch-tone telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted via the Internet or by touch-tone telephone must be received by 11:59 p.m., Eastern Time, on June12, 2009. Submitting your vote via the Internet or by touch-tone telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet or by touch-tone telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

By Order of the Board of Directors:

Lon Gorman
Chairman

New York, New York
Dated: April 28, 2009

NYFIX, Inc.
Annual Meeting of Shareholders
Monday, June 15, 2009
9:00 AM Eastern Daylight Time
Bayard's
1 Hanover Square
New York, NY 10004

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following Internet address: www.proxyvote.com

Important Notice Regarding the Availability of Proxy Materials are for the Annual Meeting:
The Notice and Proxy Statement/Annual Report are available at www.VFnotice.com\NYFIX\

M14743-P71798

NYFIX

NYFIX, INC

Annual Meeting of Shareholders
Monday, June 15, 2009
9:00 AM Eastern Daylight Time

The stockholder(s) hereby appoint(s) Lon Gorman and P. Howard Edelstein or either of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NYFIX, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Eastern Daylight Time on June 15, 2009 at Bayard's, 1 Hanover Square, New York, NY 10004, and any adjournment or postponement thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NYFIX, INC.
100 WALL STREET
NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time, June 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time, June 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NYFIX, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NYFIX, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

If you are a registered holder and need help with voting, please call +1(877)261-9294 for assistance. If you vote by phone or internet, please do not mail your proxy card. Thank you for voting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M14742-P71798 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NYFIX, INC.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lon Gorman
02) P. Howard Edelstein
03) Mitchel A. Lenson
04) Michael J. Passarella
05) Richard Y. Roberts
06) Thomas C. Wajnert

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Friedman LLP as NYFIX, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date